UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
 ____________________________________
FORM 8-K
 ____________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 20, 2020
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SONIC AUTOMOTIVE, INC.
(Exact name of registrant as specified in its charter)
 ____________________________________
Delaware
(State or other jurisdiction
of incorporation)

1-13395	56-2010790
(Commission File Number)	(IRS Employer Identification No.)

4401 Colwick Road
Charlotte,	North Carolina	28211
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (704) 566-2400
Not Applicable
(Former name or former address, if changed since last report.)
 ____________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.01 per share	SAH	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

On May 20, 2020, Sonic Automotive, Inc. (the “Company”) and certain of its subsidiaries entered into Amendment No. 2 to Third Amended and Restated Syndicated New and Used Vehicle Floorplan Credit Agreement (the “Floorplan Facility Amendment”) with Bank of America, N.A., as administrative agent, lender, new vehicle swing line lender and used vehicle swing line lender, and JPMorgan Chase Bank, N.A., U.S. Bank, National Association, Mercedes-Benz Financial Services USA LLC, Wells Fargo Bank, National Association, Comerica Bank, Capital One, N.A., MassMutual Asset Finance LLC, PNC Bank, National Association, TD Bank, N.A., Toyota Motor Credit Corporation and VW Credit, Inc., as lenders (as amended, the “Floorplan Facility”). The Floorplan Facility is comprised of a new vehicle revolving floorplan facility in an amount up to approximately $761.4 million, available to certain of the Company’s subsidiaries as new vehicle borrowers (the “New Vehicle Floorplan Facility”), and a used vehicle revolving floorplan facility in an amount up to approximately $204.6 million (which may be increased as described below), available to the Company and certain of its subsidiaries as used vehicle borrowers (“Used Vehicle Floorplan Facility”). Certain of the Company’s subsidiaries guarantee or provide collateral security for the Floorplan Facility.

The Floorplan Facility Amendment converts the Used Vehicle Floorplan Facility from a borrowing base calculation of availability to a VIN-specific floorplan borrowing and payoff process, which provides additional borrowing flexibility by no longer limiting the Company to a daily borrowing base. At the option of the Company, up to 40% of the unused commitments with respect to the New Vehicle Floorplan Facility may be reallocated to the Used Vehicle Floorplan Facility. If such commitments were reallocated as of the date hereof, the total amount available under the Used Vehicle Floorplan Facility would be approximately $386.4 million. The proceeds from the Used Vehicle Floorplan Facility will be used to finance the acquisition of used vehicle inventory or used vehicle drafts presented by specific vehicle manufacturers or distributors. The Floorplan Facility Amendment also acknowledges the exit of one lender from the Floorplan Facility and contains certain customary covenants and provisions.

On May 20, 2020, the Company and certain of its subsidiaries also entered into Amendment No. 1 to Fourth Amended and Restated Credit Agreement (the “Revolving Facility Amendment”) with Bank of America, N.A., as administrative agent lender, and swing line lender, Mercedes-Benz Financial Services USA LLC, BMW Financial Services NA, LLC, Toyota Motor Credit Corporation, JPMorgan Chase Bank, N.A., Comerica Bank, VW Credit, Inc., U.S. Bank, National Association, Wells Fargo Bank, National Association, World Omni Financial Corp., Capital One, N.A., MassMutual Asset Finance LLC, PNC Bank, National Association and TD Bank, N.A., as lenders, and Bank of America, N.A. and Wells Fargo Bank, National Association, as letter of credit issuers, acknowledging the exit of one lender, reflecting the current lending commitments of the lenders, and containing certain customary covenants and other provisions.

The aggregate lender commitments under the Revolving Facility are approximately $245.5 million. Certain of the Company’s subsidiaries guarantee or provide collateral security for the Revolving Facility.

The foregoing summary of certain terms of the Floorplan Facility Amendment and the Revolving Facility Amendment, as well as the various ancillary agreements entered into in connection therewith, does not purport to be complete and is qualified in its entirety by reference to the complete text of such agreement or agreements, copies of which will be filed as exhibits to the Company’s Quarterly Report on Form 10-Q for the quarter ending June 30, 2020.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth under Item 1.01 is incorporated by reference into this Item 2.03.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SONIC AUTOMOTIVE, INC.

May 27, 2020	By:	/s/ STEPHEN K. COSS
Stephen K. Coss
Senior Vice President and General Counsel